EXHIBIT 10.8


                                 PROMISSORY NOTE

$20,000.00                        Dallas, Texas                  October 1, 1998

         FOR VALUE RECEIVED, Preferred Voice, Inc., a Delaware corporation promises to pay to the order of Universal Asset Fund Ltd., at P.O. Box 3444, Road Town, Tortola, British Virgin Islands, or at such other address as the holder hereof may designate, the principal sum of Twenty Thousand Dollars ($20,000.00), together with interest on the unpaid principal balance from the date hereof until this note is paid in full at a rate of 10% per annum.

         Principal and interest shall be payable in one installment on October 1, 1999.

         All payments received shall be applied first to the payment of accrued interest and then to the payment of principal.

         Maker shall have the right to prepay any and all amounts due hereunder without penalty for the privilege of doing so.

         No payment shall be considered in default unless it is not paid within ten (10) days after delivery of written notice of nonpayment.

         Holder will have the right at any time to convert this note into shares of common stock, $.001 par value per share, of Maker, at the conversion rate of one share of common stock for each $.50 of principal and interest due on the note on the date of conversion.

         In the event default is made in the payment of this Note, the unpaid balance on this Note shall at once become due and payable, without notice, at the option of the Holder. Failure to exercise this option shall not constitute a waiver of the right to declare the entire principal due and payable at once at any subsequent time.

         If, after default, this Note is placed in the hands of an attorney for collection, or if collected through judicial proceeding, Maker shall pay, in addition to the sums referred to above, a reasonable sum as a collection or attorneys' fee and all other costs incurred by Holder in collection of the unpaid amounts due hereunder.

         Each maker, surety, guarantor, endorser or other party liable for the payment of this Note, in whole or in part, hereby expressly waives presentment and demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect sums owing hereon, and agree that this Note, and any payment hereunder, may be extended from time to time without in any way affecting such liability.

MAKER:

Preferred Voice, Inc.



-------------------------
G. Ray Miller
Its: President